UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

1347 CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road, 6th Floor, Itasca IL 60143
(Address of principal executive offices, including Zip Code)

(847) 700-8064

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, 1347 Capital Corp. (the “Company”) received a written notice on July 10, 2015 from the staff of the Listing Qualifications Department (the “Staff”) of the NASDAQ Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to maintain a minimum of 300 public holders of its common stock for continued listing on the NASDAQ Capital Market. On August 24, 2015, the Company submitted a plan to Nasdaq to regain compliance with the Minimum Public Holders Rule. On August 31, 2015, the Staff granted the Company an extension until January 6, 2016 to regain compliance with the Minimum Public Holders Rule.

On January 7, 2016, the Company received a letter from the Staff stating that the Company had failed to demonstrate compliance with the Minimum Public Holders Rule within the required time frame, and that, accordingly, the Staff has determined to initiate procedures to delist the Company’s securities from Nasdaq, unless the Company appeals such determination on or before January 14, 2016. The Company intends to appeal the Staff’s delisting determination and the Company’s securities will continue to trade on Nasdaq while such appeal is pending. There is no assurance that the Company will be successful in its appeal of the delisting determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2016

1347 CAPITAL CORP.

By:	/s/ Hassan R. Baqar
Hassan R. Baqar
Chief Financial Officer, Secretary and Director